                               INTER PARFUMS, INC.
                                551 FIFTH AVENUE
                            NEW YORK, NEW YORK 10176

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 12, 2000

To The Stockholders:

         Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Inter Parfums, Inc. (the "Company") has been called for and will be held at 10:00 A.M., New York City Time, on July 12, 2000, at the offices of the Company, 551 Fifth Avenue, New York, New York 10176 for the following purposes:

         1. To elect a Board of Directors consisting of ten (10) directors to hold office until the next Annual Meeting and until their successors shall have been elected and qualify;

         2. To approve the amendment to the Company's Amended and Restated Certificate of Incorporation to require the unanimous vote of the members of the Board of Directors for certain actions to be taken by the Company; and

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on June 9, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 551 Fifth Avenue, New York, New York 10176, for ten (10) days prior to July 12, 2000.

                                       By Order of the Board of Directors

                                       Annie Failler, Secretary

Dated:  June 9, 2000

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                               INTER PARFUMS, INC.

                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished by the Board of Directors of Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on July 12, 2000 and at any adjournments thereof (the "Annual Meeting"). For purposes of this proxy statement, unless the context otherwise indicates, the term "Inter Parfums" refers to the parent company, Inter Parfums, Inc., and the term the "Company" refers to Inter Parfums, Inc. and its consolidated subsidiaries.

         This proxy statement will be mailed to stockholders beginning approximately June 12, 2000. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by a stockholder voting in person at the Annual Meeting.

         All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of ten (10) directors; and FOR the adoption of the amendment to the Company's Amended and Restated Certificate of Incorporation.

         A copy of the annual report of the Company for fiscal year ended December 31, 1999, which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

         The cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on June 9, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

         As of the Record Date, 7,835,981 shares of the Company's common stock, $.001 par value per share ("Common Stock") are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders. The Company also has 1,000,000 authorized shares of Preferred Stock, $.001 par value per share, none of which are outstanding.

         Management of the Company has been informed that the affiliates of the Company intend to vote in favor of the proposals contained herein, and therefore, such proposals are likely to pass. Management knows of no business other than those specified in Items 1 and 2 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:


-------------------------------------------------------------------------------------------------------------------

                 Name and Address               Amount of Beneficial Ownership(1)      Approximate Percent of Class
               of Beneficial Owner
-------------------------------------------------------------------------------------------------------------------

                    Jean Madar                          3,169,549(2)                                   37%
             c/o Inter Parfums, S.A.
         4, Rond Point Des Champs Elysees
               75008 Paris, France

-------------------------------------------------------------------------------------------------------------------
                 Philippe Benacin                       3,021,549(3)                                   35%
             c/o Inter Parfums, S.A.
         4, Rond Point Des Champs Elysees
               75008 Paris, France

-------------------------------------------------------------------------------------------------------------------
      LVMH Moet Hennessy Louis Vuitton, S.A             1,623,800(4)                                  20%
                 30 Avenue Hoche
               75008 Paris, France

-------------------------------------------------------------------------------------------------------------------


---------------------

(1) All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated.
(2) Consists of 2,356,049 shares held directly and options to purchase 813,500 shares.
(3) Consists of 2,208,049 shares held directly and options to purchase 813,500 shares.
(4)      Consists of shares held by LV Capital USA, Inc., an affiliate.


            Dimensional Fund Advisors, Inc.          555,700(5)                                     7%
             1299 Ocean Avenue, 11th Fl.
              Santa Monica, CA  90401

                LaSalle Bank, N.A.                   774,6005(5A)                                  10%
             135 South LaSalle Street
                    Suite 1840
                 Chicago, IL 60603

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

General

         The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. During fiscal year ended December 31, 1999 ("Fiscal 1999"), the Board of Directors initially consisted of seven (7) persons, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy and Robert Bensoussan-Torres, who were elected by the stockholders at the Company's last annual meeting of stockholders held in July 1999. In December 1999, three (3) directors, Messrs. Daniel Piette, Jean Cailliau and Philippe Santi, were added to the Board of Directors. All ten
(10) members of the Board are nominees for re-election to the Board at the 2000 Annual Meeting.

         Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors.

Board of Directors

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents made available to them. The Board of Directors held seven (7) meetings (or executed consents in lieu thereof), including meetings of committees of the full Board in Fiscal 1999, and all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member.

         The Board of Directors has the following standing committees:

----------------------

(5) Information is derived forth in a Schedule 13G dated February 4, 2000 of Dimensional Fund Advisor Inc., which may be deemed to be the beneficial owner of the shares which are owned by its advisory clients. Dimensional Fund Advisor disclaims beneficial ownership of all of the shares.

(5A) Information is derived from a Schedule 13F-HR filed on April 11, 2000 of LaSalle Bank, N.A.

         o audit committee, which has the responsibility to monitor and oversee the process between management, which is responsible for the Company's internal controls and the financial reporting process, and the independent accountants, who are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon; in accordance with the newly adopted regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, this proxy statement contains a report of the audit committee and a copy of the charter of the audit committee (Exhibit A to this proxy statement);

         o stock option committee, which administers the Company's stock option plans; and

         o executive compensation committee, which oversees the compensation of executives of the Company.

         During Fiscal 1999, the stock option committee initially consisted of Messrs. Heilbronn and Levy, and in December 1999 Mr. Cailliau was added as a member of such committee; the Audit Committee initially consisted of Messrs. Heilbronn, Caccamo and Levy, and in December 1999 Mr. Cailliau was added as a member of such committee, replacing Mr. Caccamo; and the Executive Compensation Committee initially consisted of Messrs. Heilbronn, Caccamo and Levy, and in December 1999 Mr. Piette was added as a member of such committee, replacing Mr. Caccamo.

         For Fiscal 1999, the stock option committee took action by the execution of one (1) written consent in lieu of a meeting, and the audit committee held one (1) meeting. Additionally for Fiscal 1999, the executive compensation committee took action by the execution of two (2) written consents in lieu of meetings, one (1) in December 1998 and one (1) in February 2000. See "Compensation Committee Interlocks and Insider Participation" and "Report on Executive Compensation," infra.

         The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers and directors of the Company and the directors and officers of the Company as a group:




-------------------------------------------------------------------------------------------------------------------
                Name and Address                  Amount of Beneficial Ownership(6)     Approximate Percent of Class
              of Beneficial Owner
-------------------------------------------------------------------------------------------------------------------

---------------------

(6) All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated.


                   Jean Madar                                  3,169,549(7)                            37%
            c/o Inter Parfums, S.A.
        4, Rond Point Des Champs Elysees
              75008 Paris, France

----------------------------------------------------------------------------------------------------------------------------
                Philippe Benacin                             3,021,549(8)                            35%
            c/o Inter Parfums, S.A.
        4, Rond Point Des Champs Elysees
              75008 Paris, France
----------------------------------------------------------------------------------------------------------------------------
               Russell Greenberg                                48,500(9)                          Less than 1%
            c/o Inter Parfums, Inc.
                551 Fifth Avenue
               New York, NY 10176
----------------------------------------------------------------------------------------------------------------------------
               Francois Heilbronn                                7,500(10)                         Less than 1%
              12 Rue Pierre Leroux
              75007 Paris, France
----------------------------------------------------------------------------------------------------------------------------
            Joseph A. Caccamo, Esq.                              4,000(11)                         Less than 1%
             Nason, Yeager, Gerson,
              White & Lioce, P.A.
       1645 Palm Beach Lakes Blvd., Suite 1200
           West Palm Beach, FL 33401
----------------------------------------------------------------------------------------------------------------------------
                   Jean Levy                                     3,000(11)                         Less than 1%
               29 rue du Colisee
              75008 Paris, France
----------------------------------------------------------------------------------------------------------------------------
            Robert Bensoussan-Torres                             3,000(11)                         Less than 1%
             48, Boulevard Raspail
              75006 Paris, France
----------------------------------------------------------------------------------------------------------------------------
                 Bruce Elbilia                                  10,000                             Less than 1%
            c/o Inter Parfums, Inc.
                551 Fifth Avenue
               New York, NY 10176
----------------------------------------------------------------------------------------------------------------------------
               Wayne C. Hamerling                               42,000(12)                         Less than 1%
            c/o Inter Parfums, Inc.
                551 Fifth Avenue
               New York, NY 10176
----------------------------------------------------------------------------------------------------------------------------

--------------------


(7) Consists of 2,356,049 shares held directly and options to purchase 813,500 shares.
(8) Consists of 2,208,049 shares held directly and options to purchase 813,500 shares.
(9) Consists of 10,000 shares held directly and options to purchase38,500 shares.
(10) Consists of 4,500 shares held directly and options to purchase 3,000 shares.
(11)     Consists of options to purchase shares.
(12) Consists of 10,000 shares held directly and options to purchase 32,000 shares.


----------------------------------------------------------------------------------------------------------------------------
                 Daniel Piette                                  2,000(13)                            Less than 1%
               LVMH Moet Hennessy
              Louis Vuitton, S.A.
                30 Avenue Hoche
              75008, Paris, France
----------------------------------------------------------------------------------------------------------------------------
                 Jean Cailliau                                  2,000(13)                            Less than 1%
               LVMH Moet Hennessy
              Louis Vuitton, S.A.
                30 Avenue Hoche
              75008, Paris, France
----------------------------------------------------------------------------------------------------------------------------
                 Philippe Santi
              Inter Parfums, S.A.                                 -0-                                   NA
        4, rond point des Champs Elysees
              75008, Paris France
----------------------------------------------------------------------------------------------------------------------------
               Eric de Labouchere                                 -0-                                   NA
              Inter Parfums, S.A.
        4, rond point des Champs Elysees
              75008, Paris France
----------------------------------------------------------------------------------------------------------------------------
             Frederic Garcia-Pelayo                               -0-                                   NA
              Inter Parfums, S.A.
        4, rond point des Champs Elysees
              75008, Paris France
----------------------------------------------------------------------------------------------------------------------------
                Claude Villedieu                                  -0-                                   NA
              Inter Parfums, S.A.
        4, rond point des Champs Elysees
              75008, Paris France
----------------------------------------------------------------------------------------------------------------------------
           All Directors and Officers                       7,936,898(14)                               83%
             as a Group (15 Persons)
----------------------------------------------------------------------------------------------------------------------------

         The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. See "Executive Compensation - Employment Agreement". There are no family relationships between executive officers or directors of the Company.

         The following sets forth biographical information as to the business experience of each executive officer and director of the Company for at least the past five (5) years.

---------------

(13) Consists of options to purchase shares. Does not include shares held by LV Capital USA, Inc., an affiliate of LVMH Moet Hennessy Louis Vuitton, S.A.
(14) Consists of 4,598,598 shares held directly, and options to purchase 1,714,500 shares. It also includes 1,623,800 shares held by LV Capital USA, Inc., an affiliate of LVMH Moet Hennessy Louis Vuitton, S.A.

Jean Madar

     Jean Madar, age 39, a Director, has been the Chairman of the Board of Directors since the Company's inception, and is a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums, S.A., the Company's subsidiary; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

     Mr. Benacin, age 41, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

     Mr. Greenberg, age 43, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting. From July 1987 through June 1992, he was with Richard A. Eisner & Company, the Company's independent accountants.

Francois Heilbronn

     Mr. Heilbronn, age 39, a Director since 1988 and a member of the audit, stock option and executive compensation committees, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently working as a consultant for the firm of M.M. Friedrich, Heilbronn & Fiszer, of which he is a partner. He was formerly employed by The Boston Consulting Group, Inc. from 1986 through 1991 as a management consultant.

He graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Joseph A. Caccamo

     Mr. Caccamo, age 44, a Director since 1992, is a partner of Nason, Yeager, Gerson, White & Lioce, P.A., general counsel to the Company. Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became counsel to the company. From August 1992 through September 1997, he was a director of and general counsel to, Hydron Technologies, Inc., a company primarily engaged in the development of cosmetic and personal care products.

Jean Levy

     Jean Levy, age 67, a Director since August 1996 and a member of the audit, stock option and executive compensation committees, worked for twenty-seven years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of "l'Institut d'Etudes Politiques de Paris," he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at "l'Institut d'Etudes Politiques de Paris".

Robert Bensoussan-Torres

     Robert Bensoussan-Torres, age 42, has been a Director since March 1997. He is currently the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Mr. Bensoussan-Torres was a Director of Towers Consulting Europe, Ltd. from May 1998 to September 1999. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Houte Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Daniel Piette

     Mr. Piette, age 54 and a director since December 1999, is also a member of the executive compensation committee of the Board of Directors. Mr. Piette is the Chairman of LV Capital USA, Inc. ("LV Capital"), the US vehicle of LV Capital SA, which is the investment arm of LVMH Moet Hennessy Louis Vuitton S.A. ("LVMH") the world's largest luxury goods conglomerate. For the past ten (10) years, he has been a Group Executive Vice President of LVMH. Mr. Piette is also a director of Cryo Interactive Entertainment (Paris) and a non-executive director of Davis S. Smith Holdings PLC (London) as well as a member of the Board of Overseers of ESSEC (Paris) and Columbia Business School (New York).

Jean Cailliau

     Mr. Cailliau, age 37 and a director since December 1999, is also a member of the audit and the stock option committees of the Board of Directors. Mr. Cailliau is the Deputy General Manager of LV Capital SA, the investment arm of LVMH and the CEO of LV Capital USA Inc., its US vehicle. For the past eight (8) years, Mr. Cailliau has held executive positions at LVMH. He is also a Director of various European companies. Mr. Cailliau is an Engineer in Agronomics and has an MBA (1988) from Insead.

Bruce Elbilia

         Mr. Elbilia, age 41, Executive Vice President, joined the Company in June 1986 as the National Sales Director, and from that time until 1994, he was in charge of the Company's marketing efforts. In 1994 Mr. Elbilia became head of international sales and marketing for the Company, and had expanded the Company's export sales to South America, the Middle East and Eastern Europe. Mr. Elbilia received a Bachelor of Business Administration degree, with a major in International Business/Marketing from George Washington University in Washington, D.C.

Wayne C. Hamerling

     Mr. Hamerling, age 44, was Vice President, Sales, from May 1987 through April 1993, when he became Executive Vice President. Mr. Hamerling has over twenty (20) years experience in the fragrance and cosmetic business.

Philippe Santi

     Philippe Santi, age 38 and a Director since December 1999, has been the Director of Finance and the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Mr. Santi is a Certified Accountant and Statutory Auditor in France.

Eric de Labouchere

     Eric de Labouchere, age 45, is the Director of Operations of Inter Parfums, S.A. He has been employed by Inter Parfums, S.A. since October 1986 in product development, purchasing and marketing.

Frederic Garcia-Pelayo

     Frederic Garcia-Pelayo, age 41, has been the Director of Export Sales of Inter Parfums, S.A. since September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Claude Villedieu

     Claude Villedieu, age 58, has been the Director of Domestic Sales of Inter Parfums, S.A. since June 1989. Mr. Villedieu previously worked for the L'Oreal Group.


Executive Compensation

     The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the four
(4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997:

                                                    SUMMARY COMPENSATION TABLE

                                            Annual Compensation                          Long Term Awards
----------------------------------------------------------------------------------------------------------------------
                                                                          Other Annual     Securities
                                                                          Compensation     Underlying      All Other
    Name and Principal Position        Year    Salary ($)    Bonus ($)        ($)         Options (#)(1)  Compensation
----------------------------------------------------------------------------------------------------------------------
Jean Madar(2), Chairman of the         1999    280,000       $48,000        756,500(3)       275,000          -0-
Board, Chief Executive Officer of      1998    280,000         -0-           48,000(4)       130,000          -0-
Inter Parfums, Inc. and Director       1997    267,000         -0-           18,000(4)       325,000          -0-
General of Inter Parfums, S.A.
----------------------------------------------------------------------------------------------------------------------
Philippe Benacin(5), President of      1999    136,000          16,000      765,500(6)       275,000          -0-
Inter Parfums, Inc. and President      1998    139,000          10,000       53,000(7)       130,000          -0-
of Inter Parfums, S.A.                 1997     86,000          25,000       33,000(8)       325,000          -0-
----------------------------------------------------------------------------------------------------------------------
Russell Greenberg(9), Executive Vice   1999    230,000           5,000      225,819(10)       33,000          -0-
President and Chief Financial          1998    228,446           3,000        2,214           15,500          -0-
Officer                                1997    213,600          15,000        2,214           22,500          -0-
----------------------------------------------------------------------------------------------------------------------
Bruce Elbilia(11), Executive Vice      1999    160,500           5,000      262,467(12)       33,000          -0-
President                              1998    146,045           3,000       28,776(13)       15,500          -0-
                                       1997    168,000          18,500       78,473(13)       25,500          -0-
----------------------------------------------------------------------------------------------------------------------
Wayne C. Hamerling(14),                1999    166,120           5,000      326,782(15)       33,000          -0-
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Executive Vice President               1998    166,120          13,000        52,590(16)      15,500          -0-
                                       1997    166,120           7,000        55,363(17)      25,500          -0-
----------------------------------------------------------------------------------------------------------------------


(1) Includes options granted in 1998 and 1997 as replacements for out-of-the-money or expired options.
(2) As of December 31, 1999, Mr. Madar held 2,356,049 restricted shares of common stock, with an aggregate value of $22,382,561 based upon the closing price of the Company's common stock as reported by the Nasdaq Stock Market, National Market system, of $9.50.
(3) Includes lodging expenses of $ 48,000 and $708,500 realized upon exercise of options.
(4)  Consists of lodging expenses.
(5) Compensation figures for Mr. Benacin are approximate, as he is paid in French francs, and conversion into U.S. dollars was made at the average exchange rates prevailing during the respective periods. As of December 31, 1999, Mr. Benacin held 2,208,049 restricted shares of common stock, with an aggregate value of $20,976,466 based upon the closing price of the company's common stock as reported by the Nasdaq Stock Market, National Market system, of $9.50.
(6) Includes lodging expenses of $42,000, $15,000 for automobile expenses and $708,500 and realized upon exercise of options.
(7) Consists of $48,000 for lodging expenses and $5,000 for automobile expenses.
(8) Consists of $31,000 for lodging expenses and $2,000 for automobile expenses.
(9) Mr. Greenberg held no restricted shares of common stock as of December 31, 1999.
(10) Consists of non cash compensation of $2,214 equal to the value of personal use of a company leased automobile and $223,605 realized upon the exercise of options.
(11) Mr. Elbilia held 10,000 shares of common stock as of December 31, 1999 with an aggregate value of $95,000, based upon the closing price of the company's common stock as reported by the Nasdaq Stock Market, National Market system, of $9.50.
(12) Consists of $27,985 selling commissions and $234,482 realized upon the exercise of options.
(13) Consists of selling commissions.
(14) Mr. Hamerling held no restricted shares of common stock as of December 31, 1999.
(15) Consists of selling commissions of $43,388 ; non cash compensation of $4,500 equal to the value of personal use of a company leased automobile; and $278,794 realized upon the exercise of options.
(16) Consists of selling commissions of $48,090 and non cash compensation of $4,500 equal to the value of personal use of a company leased automobile.
(17) Consists of selling commissions of $50,863 and non cash compensation of $4,500 equal to the value of personal use of a company leased automobile.

         The following table sets forth certain information relating to stock option grants during Fiscal 1999 to the Company's Chief Executive Officer and each of the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal 1999:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realized Value at
                                                                                       Assumed Annual Rates of Stock
                                Individualized Grants                                  Price Appreciation for Option Term
                       ---------------------------------------                         ----------------------------------

-------------------------------------------------------------------------------------------------------------------------
            Name                Number of        % of Total       Exercise     Expiration     Five (5%)     Ten (10%)
                                Securities      Options/SARs       or Base        Date         Percent       Percent
                                Underlying       Granted to         Price                        ($)           ($)
                                 Options        Employees in       ($/Sh)
                               Granted (#)       Fiscal Year
-------------------------------------------------------------------------------------------------------------------------
Jean Madar                        275,000              38           5.75           3/4/05        436,870      965,329
-------------------------------------------------------------------------------------------------------------------------
Philippe Benacin                  275,000              38           5.75           3/4/05        436,870      965,329
-------------------------------------------------------------------------------------------------------------------------
Russell Greenberg                  33,000             4.5           5.75           3/4/05         52,424      115,844
-------------------------------------------------------------------------------------------------------------------------
Bruce Elbilia                      33,000             4.5           5.75           3/4/05         52,424      115,844
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
Wayne Hamerling                    33,000             4.5           5.75           3/4/05         52,424      115,844
-------------------------------------------------------------------------------------------------------------------------

         The following table sets forth certain information relating to option exercises effected during Fiscal 1999, and the value of options held as of such date by each of the Chief Executive Officer and the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the company and its subsidiaries during Fiscal 1999:

                   AGGREGATE OPTION EXERCISES FOR FISCAL 1999
                           AND YEAR END OPTION VALUES


-------------------------------------------------------------------------------------------------------------------------
                                                                Number of Unexercised      Value(1) of Unexercised
                                                                Options at December 31,    In-the-Money Options at
                                                                1999(#)                    December 31,  1999($)
------------------------------------------------------------
          Name                Shares Acquired   Value ($)          Exercisable/               Exercisable/
                                on Exercise     Realized(2)        Unexercisable              Unexercisable
-----------------------------------------------------------------------------------------------------------------
Jean Madar                        150,000         562,500           813,500/-0-              2,767,225/-0-
-----------------------------------------------------------------------------------------------------------------
Philippe Benacin                  150,000         562,500           813,500/-0-              2,767,225/-0-
-----------------------------------------------------------------------------------------------------------------
Russell Greenberg                 41,500          223,605            48,500/-0-                159,000/-0-
-----------------------------------------------------------------------------------------------------------------
Bruce Elbilia                     93,000          266,982              -0-/-0-                    -0-/-0-
-----------------------------------------------------------------------------------------------------------------
Wayne C. Hamerling                51,000          278,794           42,000/-0-                 139,500/-0-
-----------------------------------------------------------------------------------------------------------------

(1) Total value of unexercised options is based upon the fair market value of the common stock as reported by the Nasdaq Stock Market of $9.50 on December 31, 1999.
(2) Value realized in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.


Employment Agreements

         As part of the acquisition by the Company of the controlling interest in Inter Parfums, S.A. now a subsidiary, in 1991, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin is entitled to receive an annual salary of 600,000ff, which was approximately

US$100,000, together with 5,000ff per month, which was approximately US$833, for lodging expenses, both of which are subject to increases in the discretion of the Board of Directors. In addition he is to receive a nonaccountable expense allowance of 1,200ff, which was approximately US$ 200 per week and reimbursement for all out-of-pocket expenses associated with the acquisition, operation and maintenance of an automobile. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

Compensation of Directors

         All nonemployee directors receive $1,000 for each board meeting at which they participate, except for Mr. Caccamo's, whose law firm receives $500 for each board meeting at which he participates.

         On March 13, 1997, the Board of Directors of the Company adopted, subject to the approval of its stockholders, the 1997 Nonemployee Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to assist the Company in attracting and retaining key directors who are responsible for continuing growth and success of the Company. The 1997 Plan was approved by the stockholders of the Company at the annual meeting of shareholders held in July 1997.

         The 1997 Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 25,000 shares of Common Stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares.

         On December 2, 1999 and in accordance with the terms of our 1997 plan, options to purchase 2,000 shares at $8.875 per share, the fair market value at the time of grant, were granted to each of two (2) directors for a five year period.

         On February 1, 2000, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean Levy and Robert Bensoussan-Torres, and an option to purchase 4,000 shares was granted to Joseph A. Caccamo at the exercise price of $10.1875 per share under the 1997 plan.

           Compensation Committee Interlocks and Insider Participation

         The Board of Directors established the Executive Compensation Committee of the Board of Directors (the "Compensation Committee") in July 1993 to oversee all issues of executive compensation, except for the administration of the Company's stock option plans, which are administered by the stock option committee of the Board of Directors.

         For Fiscal 1999, the Compensation Committee took action by the execution of two (2) written consents in lieu of meetings, one (1) in December 1998 and one (1) in February 2000. In addition, individual committee members did discuss compensation of the Company's executive officers with both the Chairman of the Board and the Chief Financial Officer. The following persons participated in discussions concerning executive compensation during Fiscal 1999, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels: Jean Madar, the Chairman of the Board of Directors and Chief Executive Officer, Philippe Benacin, a director, President, and President of Inter Parfums, S.A., a subsidiary of the Company, Joseph A. Caccamo, a director, principal of counsel to the Company and former member of the Compensation Committee, Russell Greenberg, an Executive Vice President, Chief Financial Officer and a director, and Jean Levy, Francois Heilbronn and Daniel Piette, the present members of the Compensation Committee.

                        Report on Executive Compensation

General

         The rules of the Securities and Exchange Commission ("Commission") require most public companies to provide detailed information regarding compensation and benefits provided to their chief executive officer and to each of the four (4) most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers of the Company being discussed for Fiscal 1999 are: Jean Madar (the Chief Executive Officer), Philippe Benacin, Russell Greenberg, Bruce Elbilia and Wayne C. Hamerling.

         Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long term incentives tied to the performance of the Company. In addition, the Company provides a comprehensive medical insurance plan. Generally, executive officers have their compensation reviewed annually.

Base Salary

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, including those subject to contractual adjustments, and adjustments are determined by evaluating the performance of the Company and of each executive officer, as well as whether nature of the responsibilities of the executive has changed.

         For Fiscal 1999, as part of management's plan to reduce expenses and upon recommendation of the Chief Executive Officer, it was determined in December 1998 that no executive officers were to receive increases in their base salary, except for Bruce Elbilia, the executive in charge of export sales for the Company's United States operations. Mr. Elbilia had his base salary restored to its former 1997 level of $168,000. During 1998, Mr. Elbilia had his base salary reduced to $146,045 because he required time away from the Company as the result of a death in his family.

         Mr. Benacin, the President of Inter Parfums Holding S.A., the Company's direct French subsidiary, and President of Inter Parfums, S.A., the Company's indirect, operating French subsidiary, is also the President of the Company. Mr. Benacin's base compensation is paid to him in French francs by the Company's French operating subsidiary, and has been determined in accordance with the terms of his employment agreement executed in November 1991. The amount of his base compensation has remained constant; however, when converted to United States dollars, such compensation has decreased as the result of fluctuations in currency exchange rates.

         After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives was fair in the view of their responsibilities, length of service to the Company, performance and compensation levels to peers, as to which the Compensation Committee concurs.

Bonus Compensation

         During December 1999, Mr. Piette replaced Mr. Caccamo as a member of the Compensation Committee, and in February 2000, the Committee approved the payment of cash bonuses for Fiscal 1999. For Fiscal 1999, cash bonuses were awarded as follows: Mr. Madar, the Chief Executive Officer, $48,000, Mr. Benacin, $16,000; and $5,000 to each of Messrs. Greenberg, Elbilia and Hamerling, as the result of their efforts in increasing the profitability of the Company for Fiscal 1999 from 1997 and 1998.

Annual Incentives

         Messrs. Elbilia and Hamerling have their annual incentives tied to sales, which is directly related to the efficacy and productivity of their areas of responsibility, export sales and wholesale sales, respectively. The predicates for the determination and payment of selling commissions to Messrs. Elbilia and Hamerling were determined in accordance with internal sales and budget projections. Messrs. Elbilia and Hamerling received, in Fiscal 1999, $27,985 and $43,388, respectively, in sales commissions.

Long Term Incentives

         The long term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, and terminate on or shortly after severance of the relationship between the Company and the executive. Unless the market price of the Company's Common Stock increases, corporate executives have will no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased overall Company performance. Enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

         The Stock Option Committee was advised that upon the recommendation of the Chief Executive Officer, no increases in base salary were awarded by the Compensation Committee to executive officers for Fiscal 1999. However, the Chief Executive Officer recommended to the Stock Option Committee that, in lieu of such increases in base salary, additional stock options above those normally granted should be granted to executive officers, as well as to non-executive officer employees of the Company who have been working with the Company for five
(5) or more years.

         Accordingly, in March 1999, the Stock Option Committee granted options to purchase 275,000 shares to Messrs. Madar and Benacin, and options to purchase 33,000 to Messrs. Greenberg, Elbilia and Hamerling, at the fair market value on the date of grant.

         The aggregate "potential unrealized value" of such options for Messrs. Madar and Benacin, calculated in accordance with the rules of the Commission (see the chart entitled "Options Grants in Last Fiscal Year," supra) is approximately $436,870 to $965,329. Such potential rewards are a powerful incentive for increased individual performance, and ultimately increased Company performance. In view of the fact that the two (2) persons most responsible for the Company's operations are Messrs. Madar and Benacin, the Compensation Committee believes such incentives to be fair to both Messrs. Madar and Benacin and to the Company's stockholders.

         For Messrs. Greenberg, Elbilia and Hamerling, the aggregate potential unrealized value of such options, calculated in accordance with the rules of the Commission (see the chart entitled "Options Grants in Last Fiscal Year," supra) is approximately $52,424 to $115,844.

         The number of shares for which options were granted was recommended by the Chairman of the Board. Thus, a portion of their compensation was contingent on the success of the Company, and in view of the performance of the Company as a whole and each of the executives individually during Fiscal 1999, the Compensation Committee believes such incentives are fair to both the executives and to the Company's stockholders.

Conclusion

         The Compensation Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of the Company's executives to achieve of a high rate of growth and profitability for the Company, which management believes will result in a substantial increase in value to the Company's stockholders.

         Francois Heilbronn
         Joseph A. Caccamo (through December 2, 1999)
         Jean Levy and
         Daniel Piette (commencing in December 2, 1999)


                                Performance Graph

         The following graph compares the performance for the periods indicated in the graph of the Company's Common Stock with the performance of the Nasdaq Market Index and the average performance of a group of the Company's peer corporations consisting of: Alberto-Culver (Class A and B shares), Avon Products Inc., Azurel, Ltd., Beauticontrol Cosmetics, Block Drug Company, Inc. (Class A shares), Blyth Industries, Inc., Carson, Inc., CCA Industries, Inc., Colgate Palmolive Co., Del Laboratories Inc., Dial Corp., Dransfield China Paper, Drypers Corp., DSG International, Estee Lauder Cosmetics, Inc., Gillette Company, Guest Supply Inc., Human Pheromone Sciences, Human Pheromone Sciences, the Company, Medicis Pharmaceutical (Class A), Oralabs Holding Corp., Paragon Trade Brands, Parlux Fragrances Inc., Playtex Products, Inc., Revlon, Inc., The Stephan Co., Styling Technology Corp., Surrey Inc., Thermolase Corp., Tristar Corp. and Yankee Candle Co., Inc. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.




                                                          FISCAL YEAR ENDING
                         -------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET     12/30/1994     12/29/1995     12/31/1996     12/31/1997     12/31/1998     12/31/1999
Inter Parfums Inc          100.00         108.33          86.67          91.67          81.67         126.67

Personal Products          100.00         137.90         205.99         256.76         284.37         289.45

NASDAQ Market Index        100.00         129.71         161.18         197.16         278.08         490.46

                             Audit Committee Report

         The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three (3) independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is annexed hereto as Exhibit "A". The members of the Committee are Francois Heilbronn, Jean Levy and Jean Cailliau. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                               Francois Heilbronn
                               Jean Levy
                               Jean Cailliau

                              Certain Transactions

Transactions with French Subsidiaries

         In connection with the acquisitions by the Company's subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement, the Paul Smith license agreement and the Brosseau license agreement, the Company guaranteed the obligations of Inter Parfums, S.A. under the Burberry license agreement and the Paul Smith license agreement and the distribution agreement for Ombre Rose fragrances.

Remuneration of Counsel

         Joseph A. Caccamo, a director of the Company, is a partner of Nason, Yeager, Gerson, White & Lioce, P.A., general counsel to the Company. In Fiscal 1999, Mr. Caccamo's firm was paid an aggregate of $141,802 in legal fees and for reimbursement of disbursements incurred on behalf of the Company. Commencing as of January, 2000, Mr. Caccamo's law firm receives a monthly retainer of $8,000 together with reimbursement for expenses. Mr. Caccamo's firm also receives $500 for each board meeting at which he participates.

         On February 1, 2000 in accordance with the terms of the Company's stock option plan, Mr. Caccamo was granted an option with a term of five years to purchase 4,000 shares at $10.1875 per share, the fair market value at the time of grant. He holds those options as nominee for his firm.

 Transactions with LVMH Moet Hennessy Louis Vuitton S.A.

         In March 1999, the Company entered into an exclusive license agreement with the Christian Lacroix Company (a division of Group LVMH) for the worldwide development, manufacture and distribution of perfumes.

         On November 22, 1999, Mr. Jean Madar, the Chairman of the Board and Chief Executive Officer of the Company and Philippe Benacin, the Vice Chairman of the Board and President of the Company, entered into and closed a Stock Purchase Agreement with LV Capital, USA Inc. ("LV Capital"), a wholly-owned subsidiary of LVMH Moet Hennessy Louis Vuitton S.A. ("LVMH"). Counsel to the Company represented Messrs. Madar and Benacin in this transaction without any additional charge.

         In accordance with the terms of the Stock Purchase Agreement, LV Capital purchased an aggregate of 849,200 shares of Common Stock of the Company, at $12.00 per share as follows: 260,000 shares (inclusive of 50,000 shares acquired upon exercise of an outstanding stock option) from each of Messrs. Madar and Benacin, and an aggregate of 329,200 shares (inclusive of 212,200) shares issued upon exercise of outstanding stock options) from management and employees. As the result of such transaction, LV Capital increased its beneficial ownership of Common Stock of the Company to approximately 20.5% of the outstanding shares, and the Company received proceeds of approximately $4.2 million as the result of the exercise of the outstanding stock options.

         In addition, LV Capital and Messrs. Madar and Benacin have executed and delivered a Shareholders' Agreement relating to certain corporate governance issues, including increasing the number of Board members from seven (7) to ten
 (10), granting two (2) seats on the Board of directors to designees of LV Capital, and annual limitations on the grant of employee stock options. See Proposal No. 2 regarding the proposal to amend the Company Certificate of Incorporation to require the unanimous vote of the members of the Board of Directors for certain actions to be taken by the Company.

         Further, in return for LV Capital becoming a strategic partner of the Company, LV Capital was granted the right to maintain its percentage ownership of the outstanding shares of Common Stock, by receiving an option to purchase shares of the Company for cash at fair market value upon issuance of shares to any party other than LV Capital, subject to certain exceptions; and was granted demand registrations rights for all shares of Common Stock it holds. Finally, LV Capital has agreed to a standstill agreement, which includes a limitation on the amount of shares that LV Capital can hold equal to twenty-five percent (25%) of the outstanding shares of Common Stock of the Company.

                                 PROPOSAL NO. 2:

                           AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION,
          TO PROVIDE FOR UNANIMOUS BOARD VOTES IN CERTAIN CIRCUMSTANCES

         The Board of Directors unanimously recommends that the stockholders adopt an amendment to the Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), which generally provides for the requirement of the unanimous vote of the members of the Board of Directors for certain actions to be taken by the Company. A copy of the amendment to the Certificate of Incorporation is annexed hereto as Exhibit "B" (the "Amendment").

 Background

         As disclosed above, in November 1999, Mr. Jean Madar, the Chairman of the Board and Chief Executive Officer of the Company and Philippe Benacin, the Vice Chairman of the Board and President of the Company, entered into and closed a Stock Purchase Agreement with LV Capital. In accordance with the terms of the Stock Purchase Agreement, LV Capital increased its beneficial ownership of Common Stock of the Company to approximately 20.5% of the outstanding shares, and the Company received proceeds of approximately $4.2 million as the result of the exercise of the outstanding stock options. In addition, LV Capital and Messrs. Madar and Benacin executed and delivered a Shareholders' Agreement relating to certain corporate governance issues, including (i) increasing the number of Board members from seven (7) to ten (10); (ii) granting two (2) seats on the Board of directors to designees of LV Capital; and (iii) requiring the unanimous vote of the members of the Board of Directors for certain actions to be taken by the Company.

         LV Capital, as a condition to increasing its investment in the Company and becoming a strategic partner of the Company, required the unanimous director consent provisions as discussed below. In December 1999, the members of the Board of Directors unanimously authorized the Amendment, and recommended that the stockholders adopt the Amendment.

The Provisions and Effects of Amendment

         The relevant provisions of the Amendment effectively give any one (1) director the ability to veto any of the corporate transactions listed below. The Amendment provides for the requirement of the unanimous vote of the members of the Board of Directors for certain actions to be taken by the Company, as follows:

                  (a) any material change in the business of the Company from its existing business;

                  (b) issuance by the Company of any securities for less than the fair market value thereof (except for stock splits, stock dividends and employee and nonemployee director options to acquire Common Stock granted with an exercise price per share at the fair market value of the Common Stock on the date of grant);

                  (c) borrowing in excess of the consolidated stockholder's equity as shown in the audited Consolidated Balance Sheet of the Company for the then most recently completed fiscal year;

                  (d) any transaction by the Company with either Messrs. Madar or Benacin, or any of their affiliates (except for executive compensation issues or reimbursement of expenses incurred on behalf of the Company, both in the ordinary course of business in accordance with its past practices);

                  (e) declaration or payment of dividends in excess of thirty percent (30%) of the net income of the Company for the then most recently completed fiscal year;

                  (f) sale or other disposition of all or any substantial portion of the business or a controlling interest of, Inter Parfums, S.A., the Company's indirect, French subsidiary; (however, this does not include the discontinuance of any product line, unless such discontinuance involves a sale or other disposition, and the net sales attributable to all such product lines exceeds in the aggregate five percent (5%) of the net sales of the Company for the then most recently completed fiscal year);

                  (g) merger, consolidation or other business combination (i) if not for fair value; or (ii) with a person not engaged primarily in the same business of the Company (except for one or a series of mergers or consolidations, the value of which does not singularly or in the aggregate exceed five percent (5%) of the total assets of the Company as of the then most recently completed fiscal year);

                  (h) any change in the number of the members of the Board of Directors to less than six (6) or more than ten (10) members; and

                  (i) any amendment to the Certificate of Incorporation or by-laws of the Company.

         Possible Anti-Takeover Devices

         As the amendment requires the unanimous consent of the Board of Directors for a merger, consolidation or other business combination, the Amendment could preclude or make difficult merger or takeover attempts, and adoption of the Amendment might enhance the ability of the Company to deter potential takeover attempts. However, the Certificate of Incorporation presently contains 1,000,000 authorized shares of a class of preferred stock, par value $.001 per share ("Preferred Stock"), which may consist of one or more series, the relative rights, preferences and privileges of which the Board of Directors may, from time to time, establish and designate, which could be issued by the Board for use as an anti-takeover device. In addition, the By-Laws provide for certain requirements in connection with the submission of shareholder proposals, which may also be deemed as an anti-takeover devise. Further, Messrs. Madar and Benacin own a majority of the outstanding shares of Common Stock with a majority of voting rights, which could be used for the same purpose.

         Although the Board of Directors would make such a determination based on its judgement as to what are the best interests of the stockholders, the Board of Directors as a whole or any member of the Board could act so as to discourage an acquisition attempt or other transaction viewed favorably by the holders of a substantial minority of the outstanding voting stock of the Company. On balance, however, the Board of Directors believes that the advantages of the association with LVMH, the largest luxury goods conglomerate in the world, outweigh any resulting potential disadvantages to the stockholders.

         The Board of Directors does not presently contemplate adopting, or recommending to the stockholders for their adoption, any further amendments to the Certificate of Incorporation which would affect the ability of third parties to take over or change control of the Company. Other than 1,000,000 authorized shares of Preferred Stock and the By-Law requirements in connection with shareholder proposals, the Board of Directors does not believe that the Certificate of Incorporation or By-Laws of the Company presently contain any other provisions which should be viewed as having an anti-takeover effect.

         In connection with the Amendment, stockholders should review the consolidated financial statements and accompanying notes, management's discussion and analysis, and the opinions of the Company's independent certified public accountants contained in the Company's 1999 Annual Report to Stockholders which accompanies this Proxy Statement.

Fairness of Amendment

         The Board of Directors believes that the Amendment is fair to all stockholders as it will serve valid corporate purposes as described above, which management believes will increase stockholder value.

Interests of Management

         The Directors recognize that approval of the Amendment may be in their personal interest and could represent a conflict of interest, because the Amendment could be used as an anti-takeover device to entrench management, by discouraging or making difficult a takeover attempt or business combination, which might otherwise be beneficial to stockholders and the Company. In addition, Messrs. Madar and Benacin, as well as all of the other directors of the Company (other than Messrs. Piette and Cailliau, the designees of LV Capital), participated in the private sale of shares to LV Capital, which requested the Amendment.

 Recommendation

         The Board of Directors has determined that in view of the benefits of being associated with the world's largest luxury goods conglomerate will play in the growth of the Company, it would be in the best interests of the Company to adopt the Amendment. Therefore, the Board of Directors recommends that you vote in favor of this proposal.

 Required Vote

         Delaware General Corporation Law Section 242 provides that in order for the Company to file the Amendment to its Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the passage of this proposal.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         During fiscal year ended December 31, 1999, LVMH Moet Hennessey Louis Vuitton, S.A., a 10% shareholder, filed its Form 3 approximately four (4) weeks late.

                             INDEPENDENT ACCOUNTANTS

         A representative of Richard A. Eisner & Company, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of stockholders must be received in writing, by the President of the Company at its offices by March 7, 2001, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

         If a shareholder intends to make a proposal at the 2001 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of he Company, in compliance with Section 8 of Article II of the Company's By-Laws. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 13, 2001 and May 13, 2001; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of capital stock of the Company which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                                     By Order of the Board of Directors

                                     Annie Failler, Secretary




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                                    Exhibit A
                             AUDIT COMMITTEE CHARTER

Organization

         There is hereby established a committee of the board of directors of Inter Parfums, Inc. (the "Corporation"), to be known as the Audit Committee. The Audit Committee shall be composed of not less than three (3) directors of the Company who are independent of the management of the Company.

Membership

         Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

         No one shall serve on the Audit Committee if such person:

         o is or has been employed by the Company or any of its Affiliates for the current year or any of the past three (3) years;

         o has accepted any compensation from the Company or any of its Affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         o has a member of his Immediate Family who is, or has been, in any of the past three (3) years, employed by the Company or any of its Affiliates as an Executive Officer;

         o is a partner in, or a controlling shareholder or an Executive Officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising in solely from investments in the Company's securities) that exceeded five percent (5%) of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three (3) years;

         o is employed as an Executive Officer of another entity where any of the Company's executives serve on that entity's compensation committee;

         o is not able to read and understand fundamental financial statements, including a Corporation's balance sheet, income statement, and case flow statement or will not become able to do so within a reasonable period of time after appointment to the audit committee;

         For purposes hereof, the following terms shall have the following meanings:

         Affiliate. An Affiliate of a person is one who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such person.

         Executive Officers. This term is defined to mean the president, treasurer, any vice-president in charge of a principal business function (such as sales, administration, or finance) and any other person who performs similar policy making functions.

         Immediate Family. The term Immediate Family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home.

         In addition, at least one member of the audit committee must have employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Statement of Policy

         The Audit Committee shall provide assistance to the directors of the Company in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

Responsibilities

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee will:

     o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

     o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and timely review of the Company's quarterly reports, and the audit procedures to be utilized, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the Company's policy statements to determine their adherence to the code of conduct.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial human resources and succession planning within the Company.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     o Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principals and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     o Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

     o Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                    Exhibit B

                            CERTIFICATE OF AMENDMENT

         The following is the text of the new Article Ninth of the Restated Certificate of Incorporation, as amended:

         NINTH: Without in any way limiting the power and authority of the Board of Directors as otherwise provided for herein, the following corporate actions shall require the approval of the Board of Directors:

                  (a) any sale, transfer, pledge or other disposition of all or any material portion of the assets of the Company (including, without limitation, any shares of any subsidiary of the Company or any of its subsidiaries);

                  (b) the acquisition by the Company or any of its subsidiaries of shares, securities or assets of any company or entity, whether by merger, consolidation or other business combination, share purchase, asset purchase, contribution to capital or otherwise (other than short-term financial investments in the ordinary course of business consistent with past practice);

                  (c) the entry, renewal or termination by the Company or any of its subsidiaries into/of any trademark license agreement; or

                  (d) any material agreement or material transaction involving the Company or any of its subsidiaries and not in the ordinary course of business.

         Notwithstanding anything in these Articles to the contrary, the following corporate actions shall require the unanimous approval of the Board of Directors (as constituted without any vacancies):

                  (a) any material change in the business of the Company and its subsidiaries from Business of the Company and its subsidiaries;

                  (b) issuance by the Company or any of its subsidiaries of any securities in return for consideration less than the Fair Market Value thereof (except for stock splits, stock dividends and employee and nonemployee director options to acquire Common Stock granted with an exercise price per share at the Fair Market Value of the Common Stock on the date of grant);

                  (c) borrowing or issuing any evidence of indebtedness by the Company or any of its subsidiaries unless, after giving effect thereto, the aggregate amount of indebtedness of the Company and its subsidiaries on a consolidated basis is not greater than the consolidated stockholder's equity as shown in the audited Consolidated Balance Sheet of the Company for the then most recently completed fiscal year;

                  (d) any transaction by the Company or any of its subsidiaries with a Majority Shareholder or any Affiliate of a Majority Shareholder; notwithstanding the foregoing, unanimous board consent shall not apply to executive compensation issues or reimbursement of expenses incurred on behalf of the Company, both in the ordinary course of business in accordance with its past practices;

                  (e) declaration or payment of dividends if the aggregate amount of dividends paid by the Company and its subsidiaries (excluding wholly-owned subsidiaries) in respect of any fiscal year is more than thirty percent (30%) of the annual net income of the Company for the then most recently completed fiscal year, as indicated by the audited Consolidated Statements of Income of the Company;

                  (f) direct or indirect sale or other disposition of all or any substantial portion of the business of or a controlling interest in, or all or substantially all of the assets of, Inter Parfums, S.A., the Company's indirect, French subsidiary; notwithstanding the foregoing, unanimous board consent shall not be deemed to apply to discontinuance of any product line, unless such discontinuance involves a sale or other disposition, and the net sales attributable to all such product lines exceeds in the aggregate five percent (5%) of the net sales of the Company for the then most recently completed fiscal year as indicated by the audited Consolidated Statements of Income of the Company;

                  (g) merger or consolidation or other business combination involving the Company or any of its subsidiaries (i) if not for fair value; or
(ii) with a person not engaged primarily in the Business of the Company and its Subsidiaries (except for one or a series of mergers or consolidations, the value of which does not singularly or in the aggregate exceed five percent (5%) of the total assets of the Company as of the then most recently completed fiscal year (valued at historical cost) as reflected on the audited Consolidated Balance Sheets of the Company);

                  (h) any change in the number of the members of the Board of Directors to less than six (6) or more than ten (10) members; and

                  (i) any amendment to the certificate of incorporation or by-laws of the Company.

In addition, the Company shall cause its subsidiaries not to take any of the foregoing actions except with the unanimous approval of the Board of Directors of the Company (as constituted without any vacancies).

         As used in this Article Ninth, the following terms shall have the meanings as hereinafter set forth:

         1. Affiliates. Solely for purposes of this Article Ninth, an "Affiliate," in the case of LV Capital, shall mean a corporation, entity or person which directly or indirectly controls or is controlled by or is under common control with LV Capital, including but not limited to, those persons and entities listed in the Schedule 13D dated August 5, 1999, filed by LVMH, but not the Company; in the case of Corporation, shall mean a corporation, entity or person which directly or indirectly controls or is controlled by or is under common control with the Company, including but not limited to, the Majority Shareholders, but not LV Capital; and in the case of the Majority Shareholders, shall mean a corporation, entity or person which directly or indirectly controls or is controlled by or is under common control with the Majority Shareholders including but not limited to, each of the Majority Shareholders and the Company, but not LV Capital.

         2. Business of the Company and its Subsidiaries. The term "Business of the Company and its Subsidiaries" shall be defined to mean the production, manufacture, marketing, distribution and sale of fragrance products, perfumes, eau de toilette, eau de cologne, deodorants, cosmetics, health and beauty and personal care products, for men, women and children.

         3. Fair Market Value. The term "Fair Market Value" of the Common Stock or other security of the Company shall be determined by the Board of Directors in the exercise of its good faith discretion. The determination of the Board of Directors shall be conclusive in determining the Fair Market Value of the Common Stock in good faith; provided that if LV Capital disagrees with such determination, it shall be entitled, at its own cost and expense, to select (with the consent of the Majority Shareholders, such consent not to be unreasonably withheld) an investment banking or accounting firm of nationally recognized standing to arbitrate such dispute, and the decision of such arbitrator will be binding upon the parties.

         4. Majority Shareholders. The "Majority Shareholders" means Jean Madar and Philippe Benacin.

         5. LV Capital and LVMH. The term "LV Capital" means LV Capital USA, Inc., a Delaware corporation and an indirect subsidiary of LVMH, and the term LVMH means LVMH Moet Hennessy Louis Vuitton, S.A., a French corporation.

                               INTER PARFUMS, INC.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jean Madar and Philippe Benacin as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 9, 2000 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, July 12, 2000 at 10:00 A.M. New York City time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes [ ] in blue or black ink.

1. Election of ten (10) directors: Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Daniel Piette, Jean Cailliau and Philippe Santi.

         (Mark only one of the two boxes for this item)


         [ ] VOTE FOR all nominees named above except those who may be named on this line:______________________________________
                                      (OR)

         [ ] VOTE WITHHELD as to all nominees named above.

2. Proposal to adopt an amendment to the Company's Amended and Restated Certificate of Incorporation to require the unanimous vote of the members of the Board of Directors for certain actions to be taken by the Company:

         FOR      [   ]    AGAINST  [   ]    ABSTAIN [   ]

         All properly executed proxies will be voted at the Annual Meeting in accordance with the instructions marked thereon. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of ten (10) directors; and FOR proposal 2.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated:                         , 2000
                                                -------------------------


                                          X
                                            -----------------------------
                                            Signature

                                          X
                                            -----------------------------
                                            Print Name(s)


                                          X
                                            -----------------------------
                                            Signature, if held jointly